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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

InterWest Medical Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box);

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

SEC 1913(04-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Reg. §240.14a-101. Notes:

A.	Where any item calls for information with respect to any matter to be acted upon and such matter involves other matters with respect to which information is called for by other items of this Schedule, the information called for by such other items shall also be given. For example, where a solicitation of security holders is for the purpose of approving the authorization of additional securities which are to be used to acquire another specified company, and the registrants’ security holders will not have a separate opportunity to vote upon the transaction, the solicitation to authorize the securities is also a solicitation with respect to the acquisition. Under those facts, information required by Items 11,13 and 14 shall be furnished.

B.	Where any item calls for information with respect to any matter to be acted upon at the meeting, such item need be answered in the registrant’s soliciting material only with respect to proposals to be made by or on behalf of the registrant.

C.	Except as otherwise specifically provided, where any item calls for information for a specified period with regard to directors, executive officers, officers or other persons holding specified positions or relationships, the information shall be given with regard to any person who held any of the specified positions or relationships at any time during the period. Information need not be included for any portion of the period during which such person did not hold any such position or relationship, provided a statement to that effect is made.

D.	Information may be incorporated by reference only in the manner and to the extent specifically permitted in the items of this schedule. Where incorporation by reference is used, the following shall apply:

1.	Any incorporation by reference of information pursuant to the provisions of this Schedule shall be subject to the provisions of §228.10(f) and §229.10(d) restricting incorporation by reference of documents which incorporate by reference other information. A registrant incorporating any documents, or portions of documents, shall include a statement on the last page(s) of the proxy statement as to which documents, or portions of documents, are incorporated by reference. Information shall not be incorporated by reference in any case where such incorporation would render the statement incomplete, unclear or confusing.

2.	If a document is incorporated by reference but not delivered to security holders, include an undertaking to provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been Incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates), and the address (including title or department) and telephone numbers to which such a request is to be directed. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

 2

Item 1. Date, Time and Place Information.

     See “Annual Meeting of Shareholders To Be Held December 20, 2004” in Proxy Statement.

Item 2. Revocability of Proxy.

     See “Availability of Voting By Proxy; Revocation of Proxies” in Proxy Statement.

Item 3. Dissenters’ Right of Appraisal

     See “Appraisal Rights – SPECIAL FACTORS” in Proxy Statement.

Item 4. Persons Making the Solicitation

     See “Solicitation of Proxies” in Proxy Statement.

Item 5. Interest of Certain Persons in Matters to Be Acted Upon.

     None

Item 6. Voting Securities and Principal Holders Thereof.

     See “Who is Entitled to Vote; Other Voting Matters” and “Security Ownership of Certain Beneficial Owners and Management – GENERAL INFORMATION” in Proxy Statement.

Item 7. Directors and Executive Officers.

     See “Directors and Executive Officers of the Registrant; Certain Transactions; and Compliance With Section 16(a) of the Securities Exchange Act of 1934 – GENERAL INFORMATION” in Proxy Statement.

Item 8. Compensation of Directors and Executive Officers.

     See “Executive Compensation – GENERAL INFORMATION” in Proxy Statement.

Item 9. Independent Public Accountants.

     See “INDEPENDENT PUBLIC ACCOUNTANT FOR 2004” in Proxy Statement.

Item 10. Compensation Plan.

     None.

Item 11. Authorization or Issuance of Securities Otherwise than for Exchange.

     None.

Item 12. Modification or Exchange of Securities.

     See “Reasons For Plan To Terminate Registration; Plan To Terminate Registration – SPECIAL FACTORS” in Proxy Statement.

Item 13. Financial Information and Other Information.

     See Financial Statements in Proxy Statement.

Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

     None.

Item 15. Acquisition or Disposition of Property.

     None.

Item 16. Restatement of Accounts.

     None.

Item 17. Action with Respect to Reports.

     None.

Item 18. Matters Not Required to Be Submitted.

     None.

Item 19. Amendment of Charter, Bylaws or Other Documents.

     See “Reasons For Plan To Terminate Registration; Plan To Terminate Registration – SPECIAL FACTORS” in Proxy Statement.

Item 20. Other Proposed Action.

     None.

Item 21. Voting Procedures.

     See “PROPOSAL NO. 2 – THE PLAN TO TERMINATE REGISTRATION – and PROPOSAL NO. 3 – AMENDMENT OF COMPANY’S ARTICLES OF INCORPORATION” in Proxy Statement.

Item 22. Information required in investment company proxy statement.

     N/A.

Item 23. Delivery of documents to security holders sharing an address.

     See “ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 20, 2004” in Proxy Statement.

Notice of Annual Meeting of Shareholders
Proxy Statement
Proxy Card

INTERWEST MEDICAL CORPORATION
3221 Hulen Street, Suite C
Fort Worth, Texas 76107-6193

Notice of Annual Meeting
Of Shareholders

To Be Held on Wednesday,
December 20, 2004

     The Annual Meeting of the Company will be held at 10:00 o’clock a.m., on Wednesday, December 20, 2004, at Suite C, 3221 Hulen Street, Fort Worth, Texas 76107. The meeting will consider the following proposals:

1. to elect a director to serve for the coming year, or until his successor(s) is elected and qualified;

2. to adopt a Plan To Terminate Registration of the Company’s Common Stock under The Securities Exchange Act of 1934;

3. to adopt a proposal to amend the Company’s Certificate of Incorporation in order to effect a reverse stock split of 1 for 5,000 shares; and

4. to act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement.

     Only holders of record of the Company’s common stock at the close of business on October 22, 2004 will be entitled to notice of, and will be entitled to vote at, the annual meeting or any adjournment or postponement.

By Order of the Board of Directors
November 29, 2004
Fort Worth, Texas 76107

Secretary

IT WILL GREATLY ASSIST THE COMPANY IN KEEPING DOWN THE EXPENSES IN CONNECTION WITH THE MEETING IF SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON WILL RETURN THEIR SIGNED PROXIES WHETHER THEY OWN FEW OR MANY SHARES AND WHETHER OR NOT THEY PRESENTLY INTEND TO ATTEND THE MEETING.

INTERWEST MEDICAL CORPORATION
3221 Hulen Street, Suite C
Fort Worth, TX 76107
(817) 731-2743

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 20, 2004

     This Notice of Annual Meeting, Proxy Statement and Proxy (these “Proxy Materials”) are being furnished to the shareholders of InterWest Medical Corporation (“Company”) in connection with a solicitation of proxies by the Company’s Board of Directors. This solicitation is being made in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) to be held in the Company’s offices, 3221 Hulen Street, Suite C, Fort Worth, Texas 76107 at 10:00 a.m. on December 20, 2004. These Proxy Materials are being mailed on approximately November 29, 2004. At the Annual Meeting, the Shareholders will be asked to consider and vote upon: (1) a Proposal to elect 1 nominee as director of the Company to serve until the next annual meeting of Shareholders of the Company; (2) a Proposal to adopt a Plan To Terminate Registration; and (3) a Proposal to amend the Company’s Articles of Incorporation in order to effect a reverse split of the Company’s Common Stock. The Board of Directors recommends that the Shareholders vote FOR the nominee as director and FOR both of the other proposals.

     Only 1 copy of the Proxy Materials is being delivered to 2 or more security holders who share an address, unless the Company has received contrary instructions from 1 or more of the security holders. Upon written or oral request, the Company will deliver a separate copy of the Proxy Materials to a security holder at a shared address to which a single copy of the Proxy Materials was delivered. The Company can be notified in this regard at the address and phone number above. Security holders sharing an address may request delivery of a single copy of annual reports and proxy statements by notifying the Company at the address and phone number above.

Who is Entitled to Vote: Other Voting Matters

     Shareholders of record of the Company’s, $0.001 par value per share, common stock (“Common Stock”) as of the close of business on October 22, 2004 (“Record Date’) will be entitled to vote at the Annual Meeting. At the close of business on that day, 20,000,000 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented the Annual Meeting. Shares of Common Stock may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing 10% of the outstanding Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights with respect to the election of directors.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSIONS NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The Company has been advised that the directors, officers and affiliates of the Company representing 54% of the issued and outstanding Common Stock intend to vote FOR the nominee for director and FOR all of the other proposals described in this Proxy Statement. All those directors, officers and affiliates of the Company will have an interest in the election of director.

Availability of Voting by Proxy; Revocability of Proxies

     Shares represented by a properly executed proxy (such as the form of proxy included with these Proxy Materials) will be voted in accordance with the instructions on such proxy. If a returned proxy does not specify otherwise, the shares represented thereby will be treated as an abstension. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Arch B. Gilbert at Interwest Medical Corporation, 3221 Hulen Street, Suite C, Fort Worth, Texas 76017, (817) 731-2743 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

Solicitation of Proxies

     This proxy solicitation is made by the Company, and it will bear the costs associated with this solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.

SUMMARY TERM SHEET

1. Please see The Plan To Terminate Registration, Exhibit “A” hereto. A summary of the terms are:

(a)	The shareholders of the Company will vote on The Plan To Terminate Registration at the Annual Meeting of Shareholders, December 20, 2004. See “Annual Meeting of Shareholders To Be Held on December 20, 2004.”

(b)	It is proposed the Company’s Common Stock be reverse split on the basis of 1 share for each 5,000 shares. See “Plan To Terminate Registration – SPECIAL FACTORS.”

(c)	No fractional shares will be issued in connection with the reverse split, but will be paid for at the average of the closing bid price of the Company’s Common Stock for the 3 trading days before the Effective Date, weighted for volume. See “Plan To Terminate Registration – SPECIAL FACTORS.”

(d)	All nonaffiliated shareholders will have the right to sell their shares, including fractional shares, to the Company under the Oklahoma appraisal statute. See “Appraisal Rights – SPECIAL FACTORS.”

(e)	The Company will file Form 15 with The Securities and Exchange Commission in order to terminate its registration under The Securities Exchange Act of 1934. See “Reasons For Plan To Terminate Registration – SPECIAL FACTORS.”

SPECIAL FACTORS

Reasons For Plan To Terminate Registration

     The Company is of the view that there are several valid reasons for the proposal to terminate registration, including the following.

     In response to Enron Corporation and similar scandals, Congress passed the Sarbanes-Oxley Act of 2002 (H.R. 3763). The Act was signed by President Bush on July 30, 2002. The Act establishes a new regulatory body for accountants who audit public companies, increases criminal penalties for violations of securities and related laws, requires corporate officers to certify as to certain matters, and imposes far-reaching requirements on public companies, their offices and directors. The Act generally applies to all Companies that are required under Sections 12 or 15(d) of the Securities Exchange Act of 1934 to file periodic reports with the Securities and Exchange Commission. The Act applies to all such companies, regardless of size, even to a company as small as ours.

     The Company has concluded that compliance with such Act would be extremely expensive and burdensome. Because of its small size and lack of executive staff, the Company’s compliance with the Act is made more difficult, if possible at all.

     The Company does not presently enjoy the benefits normally associated with a public company. “Penny stocks” have been the subject of special legislative and regulatory requirements. The Common Stock does not appeal to brokerage firms that are often reluctant to recommend “penny stocks” to their clients. Small brokerage firms that previously sold and sponsored “penny stocks” have been reduced in number as a result of increased regulatory activity on the part of the N.A.S.D., S.E.C. and state blue sky authorities. Investors may also be dissuaded from purchasing “penny stocks” because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of “penny stocks.” Also, investment funds are reluctant to invest in “penny stocks.” The existing public market for the Common Stock does not provide significant liquidity. Presently, the bid and asked prices quoted by market makers are limited to 5,000 shares with a normal monetary value ranging in the order of $500 to $1,000.

     The costs of being a public company have increased significantly over the past 20 years, attributable in large measure by increased accounting and legal costs brought about by increased government regulation and requirements.

     In the Company’s opinion, the fact that it is a public company is a serious determent to its ability to attract capable directors and receive financial services at affordable rates. It is of the view that taking the Company private will help in this regard.

     Accordingly, the Board has concluded that the best course of action is to delist under the 1934 Act so that the Company would no longer be a reporting Company. Under the 1934 Act and Rules thereunder, only companies with fewer than 500 shareholders may delist. The Plan to Terminate Registration is intended to achieve this result. The Company considered a number of other alternatives, including sale of the Company’s assets and subsequent liquidation, merger, and a leveraged buy-out. It concluded that the plan adopted was in the best interest of the Company and its shareholders.

Plan To Terminate Registration

     The Board of Directors has approved a Plan to Terminate Registration under the Securities and Exchange Act of 1934. A copy of the Plan to Terminate Registration is attached hereto as Exhibit “A.” To be eligible to terminate such registration the Company must have fewer than 500 shareholders. In order to accomplish reduction in the number of Shareholders to fewer than 500, the Plan to Terminate Registration provides for a reverse split of the Company’s Common Stock on the basis of 1 share of Common Stock, $5.00 par value each (“New Shares”), for each 5,000 shares of Common Stock, $0.001 par value each (“Old Shares”), presently outstanding. The Plan to Terminate Registration accomplishes this objective by providing for the amendment of the Company’s Articles of Incorporation in order to change the authorized capital stock from 50,000,000 shares, $0.001 par value each, to 10,000 shares, $5.00 par value each. Fractional shares will not be issued as a result of the reverse split, and any resulting fractional shares will be cancelled and the Shareholders will be reimbursed by the Company on the basis of the average closing bid price of the Company’s Common Stock, for the 3 trading days before the effective date, weighted for volume. Any resulting fractional shares will be purchased from any officer, director or affiliate of the Company on the same basis as other shareholders. All shareholders will be treated similarly. Please see the Plan To Terminate Registration attached hereto as Exhibit “A” for complete details of such proposal. The Company plans to use its own funds to purchase fractional shares.

     If the Plan to Terminate Registration is adopted by the Shareholders, New Shares will have the same corporate rights as the Old Shares. Each shall be entitled to 1 per share vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Each may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Each shall not be entitled to cumulative voting. No shareholder is or shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Company, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms at it in its discretion shall deem advisable. The capital stock, after the amount of the subscription price or par value, has been paid in, is not and shall not be subject to assessment to pay the debts of the corporation.

     If the Plan to Terminate Registration is adopted, it is expected that there will be no future public market for the Company’s Common Stock in view of the fact that the Company will no longer be a reporting company under the 1934 Act.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     If the Company’s Stockholders approve the proposed amendment and the Board of Directors still believes that the reverse stock split is in the best interest of the Company and its Shareholders, the Company will file a Certificate of Amendment with the Secretary of State of the State of Oklahoma. The reverse stock split will become effective at the time specified in the Amendment (“Effective Date”), which will most likely be the date of filing of the Amendment.

     As soon as practical after the Effective Date, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent will act as the transfer agent for the Company up until the Effective Date. Holders of Old Shares will be asked to surrender to the Company certificates representing the Old Shares in exchange certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company will send to its Shareholders. No new certificates will be issued and no payments for fractional shares will be made to a Shareholder until such stockholder has surrendered such outstanding stock certificates representing Old Shares, together with a properly completed executed letter of transmittal, to the Company.

     STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. Shareholders who sell their shares pursuant to their appraisal rights will recognize gain or loss based on their adjusted basis in such shares. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in the amount in view of the low value of the fractional interest. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

     The Company’s view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split. The Company has not obtained a tax opinion regarding Federal income tax consequences.

Appraisal Rights

     Under Oklahoma law, no appraisal rights are available to dissenting shareholders in regard to the Certificate of Amendment or to the proposed reverse stock split. Nevertheless, the Company has voluntarily committed to grant the right to all nonaffiliated shareholders to sell their shares to the Company, including fractional shares, under the Oklahoma appraisal statute. A copy of the Oklahoma appraisal statute is attached as Exhibit “B.” Shareholders who do not consent to the proposal may deliver to the Company prior to the Annual Meeting a written demand for appraisal of the shares of the shareholder. Within 10 days of the Effective Date of the reverse split the Company must notify the shareholder that the reverse split has become effective. Within 120 days after the Effective Date of the reverse split the shareholder may file a petition in the district court for a determination of the value of the stock of all such shareholders. See Exhibit “B” for complete terms of the Oklahoma appraisal rights statute. The Company plans to use its own funds to purchase shares under the appraisal procedure.

Reports, Opinions, Appraisals and Certain Negotiations.

     The Company has not received any report, opinion or appraisal from an outside party that is materially related to this transaction, such as any report, opinion or appraisal relating to the consideration or the fairness of the consideration to be offered to security holders or the fairness of the transaction to the issuer or to security holders who are not affiliates. The Company considered employing a consultant to determine its opinion as to the fair value of the Company’s stock considering among other factors, current market price, historical market prices, net book value, going concern value and liquidation value. Such an opinion would have resulted in a predetermined fixed price for the stock. The Company concluded that this would represent an artificial value and that the better alternative for all concerned was to value such shares primarily by reference to a market value set by willing buyers and willing sellers in the market place.

Fairness of The Transaction

     On May 2, 2004, the Company wrote each of its shareholders to inform them that the Company was considering a reverse split ranging up to 1 share for 7,500 shares in order to terminate its registration under the 1934 Act. The Company was motivated in large measure to keep its shareholders advised and to give all shareholders a period of time in which to sell their shares should they choose to do so. The Company received no objection from any shareholder, as to the proposal, either written or oral..

     The Company has diligently attempted to analyze its shareholder records to determine the proposed reverse split rate that will achieve its objectives and affect the fewest number of shareholders. This has been difficult because a large number of shares are held in street name and beneficial ownership of all shares is not readily available. The Company has requested information concerning beneficial ownership, but the information received has not been complete. While the Company could have proposed a higher reverse split rate than the current proposal, as a safety measure, the Company decided not to do so unless it becomes apparent that such would be necessary to achieve its objectives. Nevertheless, no assurance can be given that it will not be necessary to propose another reverse split in the near future in order for the Company to have fewer than 500 shareholders if the current proposal does not achieve these objectives.

     As previously stated, Oklahoma law does not provide for appraisal rights in regard to reverse splits. In order to assure fairness to all nonaffiliated shareholders, in addition to those who would receive only fractional shares, the Company has voluntarily committed to grant all nonaffiliated shareholders appraisal rights under the Oklahoma appraisal statute, as to their total shareholdings.

     The shareholders holding 5,000 shares or more of the Company’s stock will continue to own an interest in the Company in the same proportion, except to the extent of fractional shares, unless they decide to exercise their appraisal rights.

     The Plan To Terminate Registration does not require approval of at least a majority of unaffiliated security holders. The Company did not retain an unaffiliated representative to act solely on behalf of nonaffiliated security holders for purposes of negotiating the terms of the proposal and/or preparing a report concerning the fairness of the transaction. The Company has made no special provision in addition to Oklahoma law to grant nonaffiliated security holders access to the Company’s corporate records or to obtain counsel or appraisal services at the Company’s expense.

GENERAL INFORMATION

Company

     The Company is InterWest Medical Corporation, 3221 Hulen Street, Suite C, Fort Worth, Texas 76107. Its telephone number is (817) 731-2743. It has 20,000,000 shares of its Common Stock, $.001 par value, outstanding as of October 22,2004. It has paid no dividends and none are expected to be paid in the near future. In the past 2 years an affiliate of the Company has purchased an aggregate of 2,500 shares of the Company’s stock, ranging in prices from $.11 to $.075 per share.

Directors and Executive Officers of the Registrant.

     (a) Identification of Directors:

     The directors of the Company are elected annually to serve until the next Annual Meeting and until their successors are elected and qualified. The Board presently consists of 1 member.

		Year First Became a
Name	Age	Director of Company	Position
Arch B. Gilbert	70	1983 (1)	President, Secretary, Treasurer & Director

(1) Date of incorporation

     (b) Identification of Executive Officers:

Name	Position	Age
Arch B. Gilbert	President, Secretary, Treasurer	70

Officers serve at the discretion of the Board of Directors.

     Arch B. Gilbert received his B.A. and his L.L.B. Degrees from the University of Oklahoma in 1955 and 1957 respectively. He also received his L.L.M. degree from Southern Methodist University in 1963. Since August 1, 1979, Mr. Gilbert has been a member of the law firm of Arch B. Gilbert, A Professional Corporation. From February 1, 1962 to August 1, 1979, Mr. Gilbert was a member of the law firm of Brooks, Tarlton, Gilbert, Douglas & Kressler, Fort Worth, Texas.

     The Board of Directors did not hold any meetings in fiscal year 2003. All of the action taken by the directors was taken by written consent. The Company has not established an audit, nominating or compensation committee, or other committees performing similar functions because the Board consists of 1 member. The Company does not reimburse directors for attending meetings, but Directors are reimbursed for any reasonable expenses incurred by each director attending a meeting by the Board of Directors.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Act requires directors and officers of the Company and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes of Common Stock. Directors, officers and more than 10% stockholders are required by SEC regulations to furnish the Company with copies of all 16(a) forms they file. Reche Canyon Convalescent Center, Inc. failed to file reports covering multiple transactions in a timely fashion and Mr. Gilbert failed to file a report covering one transaction in a timely fashion. Other than the foregoing, the Company is not aware of any failure on the part of any Reporting Persons to file reports required by Section 16(a).

Executive Compensation

     The following table sets forth the cash compensation received by the Company’s Chief Executive Officer during the fiscal years ended December 31, 2003, 2002 and 2001 as well as aggregate options granted for each fiscal year.

Summary Compensation Table
Annual Compensation

Name &				Securities
Principal Position	Years	Salary (1)	Bonus	Underlying Options
Arch B. Gilbert	2003	$-0-	None	1,500,000
Chairman, President,	2002	$-0-	None	1,500,000
Secretary, Treasurer	2001,	$-0-	None	1,500,000

     (1) This does not include legal fees paid to law firm of the President or reimbursement to it of expenses. For the year 2003, Arch B. Gilbert, A Professional Corporation, whose sole shareholder is the President of the Company, was paid $82,500 for legal services rendered. No such legal fees have been paid in 2004. Likewise it does not include consulting fees of $36,000 annually paid to the wife of the Company’s President.

Option Grants

     In 1999, the Company granted its President options to purchase 1,500,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share. If the proposed reverse split is effectuated this option shall be converted automatically into an option to purchase 300 Shares of Common Stock, $5.00 par value, at a price of $750 per share.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to beneficial ownership of the Company’s Common Stock by:

*	each person who beneficially owns more than 5% of the Common Stock

*	each executive officer

*	each director and director nominee; and

*	all executive officers and directors as a group

The table shows the number of shares owned as of the Record Date and the percentage of outstanding Common Stock as of the Record Date. Except as indicated, and subject to community property laws when applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address (1)	Number of Shares		Percent Owned
Reche Canyon Convalescent Center, Inc.	6,062,107		30.3%

Arch B. Gilbert	4,739,000	(2)	23.7%	(3)

Gary S. Dearen	1,044,000		5.2%	(3)
6176 Healey Lane
Fort Worth, TX 76107

All Executive Officers And Directors as a Group (1 person)	4,739,000	(2)	23.7%	(3)

(1) The beneficial owner’s address is 3221 Hulen Street, Suite C, Fort Worth, Texas 76107, unless otherwise stated.

(2) Includes 444,000 shares owned by Arch B. Gilbert, A Professional Corporation and 6,000 shares owned by Mr. Gilbert’s wife. Does not include 504,000 shares owned by Mr. Gilbert’s two adult daughters or 6,062,107 shares owned by Reche Canyon Convalescent Center, Inc.

(3) Excluding shares owned by Reche Canyon Convalescent Center, Inc., Mr. Gilbert and all Executive Officers and Directors as a group each own 34% of the outstanding shares and Mr. Dearen owns 7.5% of such shares.

Certain Transactions

     The Registrant shares the offices of Arch B. Gilbert, consisting of approximately 1,400 square feet, for which it paid total rent in the year 2003 of $15,600 and $14,300 for 2004 to November 1, 2004. The Registrant also reimbursed Mr. Gilbert for 50% of his office and administrative expenses for the year ending December 31, 2003 and for direct out-of-pocket expenses incurred on behalf of the Company. The total amount of such reimbursement was $18,707 for 2003 and for 2004 it was $12,503.47 to November 1, 2004.. For the year 2003, Arch B. Gilbert, A Professional Corporation, whose adult stockholder is the President of the Company, was paid $82,500 for legal services rendered. None have been paid in 2004.

     In 2004, Mr. Gilbert may perform legal services on behalf of the Registrant although there are no present plans, agreement or understandings in regard to any such legal services. If any such legal services are performed by Mr. Gilbert on behalf of the Company, he will be compensated as his usual hourly rate.

     In 2003, Mr. Gilbert’s wife performed consulting services for the Company for which she received total cash compensation of $36,000. She has received $27,000 in 2004 to November 1, 2004.

     The Company is not informed as to whether payments made to Mr. Gilbert and his wife were on terms as favorable as the Registrant might have obtained from unaffiliated parties. On September 10, 2004, Mr. Gilbert surrendered to the Company 2,000,000 shares of the Company’s Common Stock in cancellation of a non-recourse promissory note in the principal amount of $160,000, which was executed in 1999.

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record of beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

     During the last five (5) years no director or officer of the Company has:

a.	had any bankruptcy petition filed by or against any business of which such person was a general party or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.	been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Market for Registrant’s Common Equity and Related Stockholders Matters.

     The Company’s Common Stock is traded in the national over-the-counter market and is listed in the pink sheets. The high and low bid prices quoted for each quarter in the past two calendar years were as follows:

Period	Low Bid	High Bid
1st Quarter, 2002	$0.09	$0.12
2nd Quarter, 2002	$0.09	$0.11

Period	Low Bid	High Bid
3rd Quarter, 2002	$0.09	$0.11
4th Quarter, 2002	$0.09	$0.11
1st Quarter, 2003	$0.04	$0.06
2nd Quarter, 2003	$0.04	$0.09
3rd Quarter, 2003	$0.06	$0.10
4th Quarter, 2003	$0.06	$0.11

     As of October 22, 2004 the approximate number of holders of Common Stock was 1,752. No cash dividends had been paid as of December 31, 2003, and the Company does not currently anticipate paying cash dividends in the foreseeable future.

PROPOSAL NO.1 — DIRECTOR ELECTION PROPOSAL

     The Board of Directors of the Company presently consists of 1 member. Directors of the Company generally serve for a term of one year (until the next Annual Meeting of Shareholders) and until their successors are duly elected or appointed and qualified, or until their death, resignation or removal. The person nominated to hold office provided below is currently a member of the Board of Directors and has consented to serve if elected. In the event that by reason of contingencies not presently known to the Board of Directors, the nominee should be unavailable for election, the Proxies will be voted for such substitute as shall be designated by the Company’s Board of Directors. Directors are elected by the plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In completing the enclosed Proxy card, if a Shareholder decides to vote against the director nominee, such Shareholder should mark the AGAINST box. If a Shareholder decides to vote for such nominee, the Shareholder should mark the FOR box. If a shareholder decides to abstain, he should mark to ABSTAIN box.

     Nominee for election at the meeting:

NAME	AGE	PRESENT POSITION WITH THE COMPANY
Arch B. Gilbert	70	Director, Chairman, President, Secretary and Treasurer

PROPOSAL NO. 2 — THE Plan To Terminate Registration

     A complete copy of The Plan To Terminate Registration is attached to this Proxy Statement, as Exhibit “A.” Please see if for a description of its terms. See “SPECIAL FACTORS” for a discussion of such plan.

     The adoption of The Plan To Terminate Registration requires the approval of a majority of the outstanding shares of stock. Shareholders who wish to vote for this proposal should check the FOR box, those who wish to vote against it should check the AGAINST box, and those who wish to abstain should check the ABSTAIN box.

PROPSAL NO. 3 — AMENDMENT OF COMPANY’S ARTICLES OF INCORPORATION

     This proposal to amend the Company’s Articles of Incorporation is intended to give the Company the authority to file an Amendment changing the authorized Common Stock in order to accomplish a 1 for 5,000 share reverse split for the objective of reducing the number of shareholders to less than 500 in order that the Company may terminate its registration under the 1934 Act. See Exhibit “A” hereto which contains a description of the amendment and proposed authorized capital of the Company after the amendment.

     The reverse stock split will be effected simultaneously for all of the Old Shares and the exchange rate will be the same for all of the Old Shares. The number of shares of Old Common Stock issued and outstanding will be reduced following the filing of the Certificate of Amendment in accordance with the following formula: every 5,000 shares of Old Shares owned by a Shareholder will be converted into 1 share of New Shares. Fractional shares of New Shares will not be issued as a result of the reverse split. Shareholders that otherwise would be entitled to receive a fractional share of New Shares as a result of the reverse stock split will, instead, receive from the Company a cash payment in U.S. Dollars equal to such fraction multiplied by 5,000 times the average of the closing bid price for the Common Stock for the 3 trading days prior to the Effective Date, weighted by volume.

     The affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock entitled to vote on this proposal will be required for approval of the amendment. Shareholders who wish to vote for this proposal should check the FOR box, those who wish to vote against this proposal should check the AGAINST box, and those who wish to abstain should check the ABSTAIN box.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION IN ORDER TO AFFECT THE 1 FOR 5000 SHARE REVERSE SPLIT OF THE SHARES OF THE COMPANY’S COMMON STOCK ISSUED AND OUTSTANDING.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a Stockholder intends to present for consideration in action at the next Annual Meeting of Stockholders must be received in writing by the Company no later than August 31, 2005.

INDEPENDENT PUBLIC ACCOUNTANT FOR 2004

     The Board of Directors has appointed Weaver and Tidwell, independent certified public accountants, to examine and report on the Company’s financial statements for the fiscal year ending December 31, 2004. The firm has served as the Company’s independent accountants since the Company was organized. It is not expected that a representative of such firm will be in attendance at the Company’s Annual Meeting of Shareholders.

OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. However, if other matters come to the Board’s attention before the meeting, it is the intention of the person named in the Proxy to vote such Proxy in accordance with his judgment on such matters.

By Order of the Board of Directors Interwest Medical Corporation

By	/s/ Arch B. Gilbert

Arch B. Gilbert, Secretary

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InterWest Medical Corporation

We have reviewed the condensed consolidated balance sheet of InterWest Medical Corporation as of September 30, 2004, and the related condensed consolidated statements of operations for the three and nine month periods ended September 30, 2004 and 2003, and cash flows for the nine months ended September 30, 2004 and 2003. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical review procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements referred to above, for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of InterWest Medical Corporation as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 19, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2003, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
November 4, 2004

689

INTERWEST MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
CURRENT ASSETS
Cash, including interest bearing accounts	$2,100,919	$796,434
Accounts receivable — trade, net of allowance for doubtful accounts and December 31,2003 $452,000	2,992,583	3,655,364
Investments — trading	93,145	355,252
Prepaid expenses and other receivables	157,741	75,933

Total current assets	5,344,388	4,882,983
PROPERTY AND EQUIPMENT, at cost
Land	294,354	294,354
Buildings and improvements	4,164,206	4,147,464
Equipment and furniture	1,287,917	1,240,906
Oil and gas properties (successful efforts method of accounting)	195,068	170,489

	5,941,545	5,853,213
Less accumulated depreciation and depletion	2,920,976	2,723,936

	3,020,569	3,129,277
OTHER ASSETS
Cash escrow accounts	290,703	253,202
Deferred financing costs, net	76,028	78,569

	366,731	331,771

TOTAL ASSETS	$8,731,688	$8,344,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$52,466	$50,539
Accounts payable	2,240,363	2,022,066
Accrued expenses	485,556	708,786

Total current liabilities	2,778,385	2,781,391
LONG-TERM DEBT	4,515,889	4,555,316
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001, authorized 50,000,000 shares, issued 20,000,000 shares	20,000	22,000
Additional paid-in capital	4,883,587	5,096,745
Retained earnings (deficit)	(2,573,660)	(3,059,187)

	2,329,927	2,059,558
Less cost of shares held in the treasury,	892,513	892,234
Notes receivable — officer		160,000

	1,437,414	1,007,324

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,731,688	$8,344,031

See Accompanying Notes to Condensed
Consolidated Financial Statements

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUES
Patient service revenue	$4,451,707	$4,249,385	$13,018,169	$11,672,121
Other revenue	6,933	13,518	24,250	36,150

Total revenue	4,458,640	4,262,903	13,042,419	11,708,271
COSTS AND EXPENSES
Professional care of patients	2,438,723	2,381,610	7,265,499	6,921,145
General services	730,049	713,921	2,016,151	2,091,087
Administrative services	801,804	778,935	2,532,913	2,032,345
Other costs	4,251	3,702	10,126	12,614
Depreciation, depletion and amortization	52,967	70,931	184,327	212,793

Income from operations	430,846	313,804	1,033,403	438,287
OTHER INCOME (EXPENSES)
Investment income (loss)	—	55,810	(45,928)	127,536
Interest income	1,452	707	3,091	3,101
Interest expense	(85,000)	(82,594)	(258,889)	(243,794)
Other Financing Costs		(349,320)	—	(349,320)

Income before taxes on income	347,298	(61,593)	731,677	(24,190)
Provision for income taxes	120,000	—	246,150	—

Net income	$227,298	$(61,593)	$485,527	$(24,190)

Weighted averages shares outstanding	15,247,803	1,591,544	15,692,408	15,915,675

Earnings per common share — basic and diluted	$0.01	$(0.00)	$0.03	$(0.00)

See Accompanying Notes to Condensed
Consolidated Financial Statements

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES	$1,476,556	$(652,982)
CASH FLOWS FROM INVESTING ACTIVITIES
Net Change in escrow accounts	(37,501)	151,675
Net change in financing costs		2,541
Payments for acquisition of property	(99,332)	(32,191)

Net cash used in investing activities	(134,292)	119,484
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	(279)	(25)
Proceeds on borrowings	—	14,705
Payments on borrowings	(37,500)	(43,460)

Net cash used in financing activities	(37,779)	(28,780)

Net increase (decrease) in cash	1,304,485	(562,278)
CASH, beginning of period	796,434	1,004,795

CASH, end of period	$2,100,919	$442,517

See Accompanying Notes to Condensed
Consolidated Financial Statements

INTERWEST MEDICAL CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the Company’s financial position as of September 30, 2004, and its results of operations for the three and nine months ended September 30, 2004 and 2003, and cash flows for the nine months ended September 30, 2004 and 2003. The results of operations for the period presented are not necessarily indicative of the results to be expected for a full year.

2.	Income per share was computed by dividing the net income by the weighted average number of shares outstanding.

3.	The Company has adopted a Stock Option Plan which provides for the granting of options to officers and other key employees for the purchase of common stock of the Company.

The Plan reserves 1,500,000 shares of common stock for the granting of such options. Options are subjected to adjustment upon any change in the capital structure of the Company such as a stock dividend, stock split or other similar events.

Options may be granted at not less than 100% of the fair market value of the Company stock at the date of grant, and are exercisable during a term of ten years from the date of grant at any time in whole or in part, and are subject to continued employment and other conditions as set forth in the option agreement.

Options are exercisable only by the participants and are not assignable during their lifetime and must be exercised within one year of the death of the participant by his legal representative.

A summary of the status of the Company’s stock options for 2004 and 2003 is as follows:

	2004		2003
		Weighted		Weighted
		Average		Average
	Shares	Exercise	Shares	Exercise
	(000)	Price	(000)	Price
Outstanding, beginning	1,500	.15	1,500	$.15
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding, ending	1,500	.15	1,500	$.15

Options exercisable at year end	1,500	$.15	1,500	$.15

Weighted average fair value of options granted during the year		$—		$—

At September 30, 2004, the 1,500,000 options have an exercise price of $0.15 per share and a weighted average remaining contractual life of 5.75 years.

4.	The treasury shares in the accompanying financial statements are owned by a subsidiary company, are issued and outstanding for all corporate purposes, but are treated as treasury shares only for the presentation of the accompanying financial statements.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders
InterWest Medical Corporation

We have audited the accompanying consolidated balance sheets of InterWest Medical Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2003. Our audits also included the financial statement schedule II for each of the years in the three year period ended December 31, 2003. These consolidated financial statements and the financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InterWest Medical Corporation and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedule II when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.
Fort Worth, Texas
March 19, 2004

4150

(1 of 2)

INTERWEST MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
CURRENT ASSETS
Cash, including interest bearing accounts, 2003 $555,443; 2002 $730,748	$796,434	$1,004,795
Accounts receivable — trade, net of allowance for doubtful accounts, 2003 $452,000; 2002 $110,033	3,655,364	2,783,978
Investments — trading	355,252	186,606
Prepaid expenses and other receivables	75,933	530,505

Total current assets	4,882,983	4,505,884
PROPERTY AND EQUIPMENT, at cost
Land	294,354	294,354
Buildings and improvements	4,147,464	3,960,924
Equipment and furniture	1,240,906	1,389,927
Oil and gas properties
(successful efforts method of accounting)	170,489	170,489

	5,853,213	5,815,694
Less accumulated depreciation and depletion	2,723,936	2,480,107

	3,129,277	3,335,587
OTHER ASSETS
Cash escrow accounts	253,202	40,025
Deferred financing costs, net	78,569	349,320

	331,771	389,345

TOTAL ASSETS	$8,344,031	$8,230,816

The Notes to Consolidated Financial Statements are an integral part of these statements.

(2 of 2)

INTERWEST MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$50,539	$50,898
Accounts payable	2,022,066	2,077,100
Accrued salaries	708,786	645,766

Total current liabilities	2,781,391	2,773,764
LONG-TERM DEBT	4,555,316	4,293,990

Total liabilities	7,336,707	7,067,754
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001, authorized 50,000,000 shares; issued 22,000,000 shares	22,000	22,000
Additional paid-in capital	5,096,745	5,096,745
Retained earnings (deficit)	(3,059,187)	(2,903,474)

	2,059,558	2,215,271
Less cost of shares held in the treasury, 2003 - 6,084,539 shares; 2002 - 6,084,289 shares	892,234	892,209
Notes receivable — officer	160,000	160,000

	1,007,324	1,163,062

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,344,031	$8,230,816

The Notes to Consolidated Financial Statements are an integral part of these statements.

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
REVENUES
Patient service revenue	$15,804,213	$13,435,829	$13,284,809
Other revenue	45,681	53,255	63,027

Total revenue	15,849,894	13,489,084	13,347,836
COSTS AND EXPENSES
Professional care of patients	9,402,039	8,010,399	7,775,638
General services	2,988,107	2,617,876	2,436,208
Administrative services	2,906,192	2,246,550	2,621,360
Other costs	15,791	37,000	16,782
Depreciation, depletion and amortization	277,019	292,382	267,478

	260,746	284,877	230,370
OTHER INCOME (EXPENSES)
Gain (loss) on sale of securities	164,669	(1,233,736)	(690,316)
Loss on refinancing	(349,320)	—	—
Interest income	13,747	34,174	64,407
Interest expense	(245,555)	(329,864)	(352,209)

Income (loss) before taxes on income	(155,713)	(1,244,549)	(747,748)
Provision (benefit) for income taxes	—	(10,991)	75,193

Net income (loss)	$(155,713)	$(1,233,558)	$(822,941)

Weighted averages shares outstanding	15,914,192	15,918,773	15,929,353

Earnings per common share — basic and diluted	$(0.01)	$(0.08)	$(0.05)

The Notes to Consolidated Financial Statements are an integral part of these statements.

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Common Stock
			Additional	Retained
	Number of	Par	Paid-in	Earnings	Treasury	Note
	Shares	Value	Capital	(Deficit)	Stock	Receivable
BALANCE, December 31, 2000	22,000,000	$22,000	$5,096,745	$(846,975)	$(889,989)	$(160,000)
Net loss	—	—	—	(822,941)	—
Purchase of 5,500 shares of common stock	—	—	—	—	(550)	—

BALANCE, December 31, 2001	22,000,000	22,000	5,096,745	(1,669,916)	(890,539)	(160,000)
Net loss	—	—	—	(1,233,558)	—	—
Purchase of 8,900 shares of common stock	—	—	—	—	(1,670)	—

BALANCE, December 31, 2002	22,000,000	22,000	5,096,745	(2,903,474)	(892,209)	(160,000)
Net Loss	—	—	—	(155,713)	—	—
Purchase of 250 shares of common stock	—	—	—	—	(25)	—

BALANCE,
December 31, 2003	22,000,000	$22,000	$5,096,745	$(3,059,187)	$(892,234)	$(160,000)

The Notes to Consolidated Financial Statements are an integral part of these statements.

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
CASH FLOWS FROM
OPERATING ACTIVITIES
Cash received from customers/patients	$14,978,508	$13,064,210	$13,474,485
Interest received	13,747	34,174	62,955
Cash paid to suppliers and employees	(14,869,775)	(12,992,557)	(12,735,386)
Investments — net	(3,977)	51,252	(789,127)
Interest paid	(225,351)	(303,161)	(352,209)
Income taxes paid (refunded)	—	15,632	1,028,429

Net cash provided by (used in) operating activities	(106,848)	(130,450)	689,147
CASH FLOWS FROM
INVESTING ACTIVITIES
Purchase of property and equipment	(69,826)	(240,457)	(150,925)
Proceeds from sale of assets	—	20,701	—
Mortgage escrow deposits, net	(21,477)	(12,137)	32,777

Net cash used in investing activities	(91,303)	(231,893)	(118,148)
CASH FLOWS FROM
FINANCING ACTIVITIES
Loan proceeds	73,665	—	—
Payments on debt	(83,850)	(43,216)	(43,938)
Purchase of treasury stock	(25)	(1,670)	(550)

Net cash used in financing activities	(10,210)	(44,886)	(44,488)

Net increase (decrease) in cash	(208,361)	(407,229)	526,511
CASH, beginning of period	1,004,795	1,412,024	885,513

CASH, end of period	$796,434	$1,004,795	$1,412,024

The Notes to Consolidated Financial Statements are an integral part of these statements.

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
RECONCILIATION OF NET INCOME
(LOSS) TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	$(155,713)	$(1,233,558)	$(822,941)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gain) loss on securities	(164,669)	1,233,736	690,316
Depreciation and amortization	277,019	292,382	267,478
Loss on refinancing	349,320	—	—
Deferred taxes	—	—	209,527
Changes in assets and liabilities
Accounts receivable	(871,386)	(424,874)	126,649
Prepaid expenses and other receivables	454,572	(443,868)	(1,542)
Trading securities	(3,977)	51,252	(789,127)
Accounts payable	(55,034)	340,700	175,016
Accrued liabilities	63,020	49,139	(58,872)
Income taxes payable (receivable)	—	4,641	894,095
Other	—	—	(1,452)

Net cash provided by (used in) operating activities	$(106,848)	$(130,450)	$689,147

NON-CASH INVESTING AND FINANCING
   ACTIVITIES

In 2003, the Company refinanced it’s mortgage on its healthcare facility, of which $191,700 of escrow deposits and $79,452 of loan costs were financed as part of the refinancing.

The Notes to Consolidated Financial Statements are an integral part of these statements.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

The accounting policy relative to property and equipment is shown on the accompanying balance sheets. Other significant accounting policies are as follows:

Basis of Presentation

The consolidated financial statements include the accounts of InterWest Medical Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

Depreciation

Depreciation of long-term health care property and equipment is provided principally on the straight-line method over the estimated useful lives of the depreciable assets. Estimated useful lives of depreciable assets are as follows:

Buildings and improvements	31 years
Equipment and furniture	7 years

Investments in Securities

The Company’s investments in securities are classified as follows:

Trading Securities - Investments in debt and equity securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income.

Securities to be Held to Maturity - Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

Securities Available for Sale - Securities available for sale consist of its debt and equity securities not classified as trading securities nor as securities to be held to maturity.

Unrealized holding gains and losses on securities available for sale are reported as a net amount in accumulated other comprehensive income in stockholders’ equity until realized.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES – continued

Investments in Securities — continued

Gains and losses on the sale of securities available for sale are determined using the specific identification method.

     Oil and Gas Property and Equipment

The Company utilizes the “successful efforts” method of accounting for costs incurred in the exploration and development of oil and gas properties. Accordingly, costs incurred in the acquisition and exploratory drilling of oil and gas properties are accumulated and subsequently either expensed, if the properties are determined not to have proved reserves or capitalized as a depletable asset if proved reserves are discovered. Costs of drilling development wells are capitalized. Geological, geophysical and carrying costs are charged to expenses as incurred. Acquisition costs relating to producing oil and gas properties are amortized on a prospect by prospect basis using the units-of-production method based on engineers’ estimates of proven oil and gas reserves. Depletion and depreciation of producing oil and gas properties (other than acquisition costs) are amortized by prospect using the units-of-production method based on estimated proved developed reserves.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Financial Instruments

Financial instruments of the Company consist of cash, accounts receivable, investments and debt. Recorded values of cash and accounts receivable approximate fair values due to the short maturities of the instruments. For information on the fair value of investments, see Note 2. The fair value of debt is estimated at its carrying value at December 31, 2003 and 2002, based upon current interest rates of similar debt which approximates the Company’s mortgage interest rate.

Revenue

The Company operates an acute care facility in Colton, California.

Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers, and others for service rendered. The Company derives a significant portion of its revenues from third party payers (health maintenance organizations, Medicare and Medi-Cal). Approximately 59% of 2003 revenue and 53% of 2002 revenue was derived from a contract with one health maintenance organization.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES – continued

Revenue – continued

Revenue under third-party payer agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payer settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

Income Taxes

The Company provides for deferred taxes resulting from temporary differences between the basis of assets and liabilities for financial and tax reporting purposes. Such differences result principally from the use of the direct write-off method for bad debts for tax reporting purposes and unrealized losses on investment securities.

Earnings Per Common Share

Dilutive earnings per share have not been presented since the inclusion of potential common stock would be antidilutive.

Amortization

Costs of obtaining financing are amortized over the term of the financing.

Credit Risk

The Company regularly maintains cash in bank deposit and brokerage accounts which exceed FDIC/SPIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Stock-based Compensation

The Company recognizes compensation costs for stock-based compensation plans based on the difference, if any, between the quoted market price of the stock and the amount an employee must pay to acquire the stock. The dates that quoted market prices are determined may vary depending on whether the terms of an award are fixed or variable.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES – continued

Stock-based Compensation – continued

The Financial Accounting Standards Board has issued Statement No. 123 establishing a fair value based method of accounting for stock-based compensation plans. As permitted under Statement No. 123, the Company does not intend to adopt the recognition or accounting requirements of the statement.

NOTE 2. INVESTMENT SECURITIES

Investment securities consist entirely of equity securities.

Included in gain (loss) on sale of investments for 2003 is $343,839 of unrealized gain on trading securities held at year end. In 2002 and 2001; $521,182 and $418,728, respectively, of unrealized loss on trading securities was held at year end.

NOTE 3. CAPITAL STOCK

The Company has adopted a Stock Option Plan which provides for the granting of options to officers and other key employees for the purchase of common stock of the Company.

The Plan reserves 1,500,000 shares of common stock for the granting of such options. Options are subjected to adjustment upon any change in the capital structure of the Company such as a stock dividend, stock split or other similar events.

Options may be granted at not less than 100% of the fair market value of the Company stock at the date of grant, and are exercisable during a term of ten years from the date of grant at any time in whole or in part, and are subject to continued employment and other conditions as set forth in the option agreement.

Options are exercisable only by the participants and are not assignable during their lifetime and must be exercised within one year of the death of the participant by his legal representatives.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. CAPITAL STOCK – continued

A summary of the status of the Company’s stock options for 2003, 2002 and 2001 is as follows:

	2003		2002		2001
		Weighted		Weighted		Weighted
		Average		Average		Average
	Shares	Exercise	Shares	Exercise	Shares	Exercise
	(000)	Price	(000)	Price	(000)	Price
Outstanding, beginning	1,500	.15	1,500	$.15	1,500	$.15
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—

Outstanding, ending	1,500	.15	1,500	$.15	1,500	$.15

Options exercisable at year end	1,500	$.15	1,500	$.15	1,500	$.15

Weighted average fair value of options granted during the year		$—		$—		$—

At December 31, 2003, the 1,500,000 options have an exercise price of $0.15 per share and a weighted average remaining contractual life of 6.25 years.

NOTE 4. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2003, 2002 and 2001, Arch B. Gilbert, a Professional Corporation, whose sole stockholder is president of the Company, was paid $82,500, $193,163 and $225,326, respectively, for legal services rendered.

During the years ended December 31, 2003, 2002 and 2001, the above corporation was reimbursed $34,307, $26,547 and $50,273, respectively, for expenses incurred on behalf of the Company.

During 2003, 2002 and 2001, the wife of the Company’s president performed consulting services for the Company for which she received annual compensation of $36,000.

The Company has a note receivable from its president. The note bears interest at 6% annually and principal is due at maturity, April 1, 2004. Interest accrued on the note was $9,600 annually in 2003, 2002 and 2001.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. FEDERAL INCOME TAXES

The Company’s tax provision (benefit) for 2003, 2002 and 2001 consists of the following:

	2003		2002	2001
Current expense (benefit)	$	(-)	$(10,991)	$(134,334)
Deferred taxes		—	—	—
Re-evaluation of valuation allowance on beginning temporary differences		—	—	209,527

	$	(-)	$(10,991)	$75,193

The 2003, 2002 and 2001 tax provision (benefit) differs from the amount calculated by applying statutory tax rates to pre-tax income as follows:

	2003		2002	2001
Tax at statutory rates		$(52,942)	$(423,147)	$(254,234)
Re-evaluation of valuation allowance on beginning temporary differences		—	—	209,527
Losses not providing benefits		52,908	412,112	119,855
Other		34	44	45

	$	(-)	$(10,991)	$75,193

All income (loss) since inception relates to domestic activity.

The tax effects of temporary differences at December 31, 2003 and 2002 that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

	2003	2002
Deferred tax assets Unrealized loss on marketable securities	$60,296	$177,202
Expense deduction in future periods	153,680	37,411
Capital loss carryforward	875,302	831,552
Other carryforwards	31,398	—

	1,120,676	1,046,165
Deferred tax liabilities
Depreciation and depletion	(79,615)	(115,476)
Valuation allowance	(1,041,061)	(930,689)

Deferred tax asset (liabilities), net	$—	$—

During 2003, the valuation allowance increased $110,372. The valuation allowance increased $399,645 in 2002.

The Company has a capital loss carryforward of approximately $2,574,000, ultimately expiring in 2008, and a net operating loss carryforward of approximately $85,000 due to expire in 2021.

INTERWEST MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2003	2002
Mortgage loan for financing of a nursing home constructed in Colton, California. The mortgage loan bears interest at 5%, is due in monthly installments of $23,307 (principal and interest), matures in September, 2038 and is secured by real estate	$4,605,855	$4,344,888
Less current maturities	50,539	50,898

	$4,555,316	$4,293,990

Aggregate maturities of long-term debt for each of the succeeding five years and thereafter is as follows:

2004	$50,539
2005	53,125
2006	55,842
2007	58,699
2008	61,703
Thereafter	4,325,947

$4,605,855

NOTE 7. CONTINGENCIES

The Company is involved in litigation pertaining to its long-term health care operations. It is the Company’s opinion that any loss incurred would be adequately covered by insurance and the ultimate liability, if any, should not have a material adverse effect on the Company’s consolidated financial position.

NOTE 8 EMPLOYEES RETIREMENT PLAN

The Company has a retirement plan covering substantially all of its employees. Contributions to the plan in 2003, 2002 and 2001 totaled $55,301, $61,144, and $79,518, respectively.

INTERWEST MEDICAL CORPORATION
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

Column A	Column B	Column C		Column E	Column F
		Additions
		Charged
	Balance at	to Costs	Charged
	Beginning	and	to Other		Balance at
	of Period	Expenses	Accounts	Deductions	End of Period
Allowance for doubtful accounts
Year ended
December 31, 2001	$52,932	$129,127	$—	$7,864	$174,195

Year ended
December 31, 2002	$174,195	$88,513	$—	$152,675	$110,033

Year ended
December 31, 2003	$110,033	$390,360	$—	$48,393	$452,000

Exhibit “A”

Plan To Terminate Registration
Under The Securities Exchange
Act of 1934 (“Plan To Terminate Registration”)

     It is advisable that the Company promptly terminate its registration under The Securities Exchange Act of 1934 (“1934 Act”). It is, therefore, resolved that the Company shall promptly take the following action:

1. The Company shall promptly file with The Securities Exchange Commission (“SEC”) a Form 8-K disclosing the action of the Board of Directors in regard with this Plan to Terminate Registration.

2. The Company shall promptly set the Annual Meeting of Shareholders and propose that the Shareholders ratify, approve and adopt this Plan to Terminate Registration as described herein.

3. If the Shareholders adopt this Plan To Terminate Registration:

(a) The Company shall promptly file a Form 8-K disclosing the action of the Shareholders with the Securities and Exchange Commission.

(b) The Company shall voluntarily grant all nonaffiliated shareholders appraisal rights under Oklahoma corporate law.

(c) The Company shall file with the Oklahoma Secretary of State a Certificate of Amendment amending its Articles of Incorporation by changing the par value of the Company’s Common Stock from $.001 par value per share to $5.00 par value per share, and shall reverse split its Common Stock on the basis of 1 share of Common Stock, $5.00 par value, for each 5,000 shares of Common Stock, $.001 par value. The number of authorized shares shall be reduced from 50,000,000 shares, $.001 par value each, to 10,000 of Common Stock, $5.00 par value each. The date of such filing is referred to as the Effective Date.

(d) The Company and its officers are authorized to execute and file a Certificate of Amendment in order to amend Article Four of the Company’s Articles of Incorporation in order that it will read in full as follows:

“ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have Authority to allot is 10,000, divided into one class. The designation of class, the number of shares and the par value of the shares are as follows:

Class	Number of Shares	Par Value
Common	10,000	$5.00
	Total	$50,000

     Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds Legally available therefor. Shares of such stock may be issued for such Consideration and for such corporate purposes as the Board of Directors may from time to time determine. Cumulative voting shall be denied.”

(e) The Company’s outstanding Common Stock, $.001 par value shall be converted into whole shares of Common Stock, $5.00 par value upon the filing of the Certificate of Amendment. No fractional shares of Common Stock, $5.00 par value, shall be issued as a result of such reverse split. Any resulting fractional shares shall be cancelled and the Shareholders shall be reimbursed in cash on the basis of the average closing bid price for the Company’s Common Stock for the 3 days prior to the Effective Date, weighted based on volume for each day. All Shareholder rights will terminate automatically upon the filing of the Certificate of Amendment in regard to those shares of outstanding Common Stock $.001 par value, that are not converted into whole shares of Common Stock $5.00 par value.

(f) Upon filing the Certificate of Amendment with the Oklahoma Secretary of State, the Company shall notify the Shareholders of this fact and shall request the Shareholders to forward their stock certificates representing Common Stock, $.001 par value, (“Old Stock Certificates”) to the Company, properly endorsed, with signatures guaranteed by a medallion guarantee.

(g) The Company shall promptly terminate the authority of the American Stock Transfer and Trust Company to act as transfer agent as of the Effective Date, and the Company shall assume such responsibilities as of the Effective Date.

(h) Upon receiving such Old Stock Certificates properly endorsed, the Company will promptly issue to each shareholder a certificate representing the whole number of shares of Common Stock, $5.00 par value (“New Stock Certificate”), each shareholder is entitled to receive and/or payment in cash for such shares of Common Stock, $.001 par value, as are not converted into whole shares of Common Stock, $5.00 par value, and are, therefore, cancelled. No New Stock Certificates shall be issued and no payments in cash shall be made to any shareholder for fractional shares until the Old Stock Certificates are received by the Company properly endorsed from said shareholder.

(i) The Company shall promptly file Form 15 under the 1934 Act with the Securities Exchange Commission and take further action and execute such documents as may be necessary or proper to terminate registration under the 1934 Act and to carry out the purposes and intent of this Plan to Terminate Registration.

(j) The Company will promptly notify the market makers of the Company’s stock and the Transfer Agent of such amendment, reverse split and imminent termination of registration under the 1934 Act.

3. Notwithstanding authorization of the proposed Amendment by the Shareholders of the Company, the Board of Directors of the Company may abandon the proposed Certificate of Amendment and this Plan to Terminate Registration without further action by the Shareholders.

Exhibit “B”

APPRAISAL RIGHTS

A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word “shareholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and “depository receipt” means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

B. 1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Section 1081, other than a merger effected pursuant to subsection G of Section 1081, and Sections 1082, 1086, 1087, 1090.1 or 1090.2 of this title.

2. a.	No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

(1)	listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(2)	held of record by more than two thousand holders.

No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of Section 1081 of this title.

b.	In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

3.	Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086, 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

a.	shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

b.	shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than two thousand holders, or

c.	cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph, or

d.	any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipts described in subparagraphs a, b, and c of this paragraph.

4.	In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

C.	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including these set forth in subsections D and E of this section, shall apply as nearly as is practicable.

D.	Appraisal rights shall be perfected as follows:

1.	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder: A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) lays after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

2.	If the merger or consolidation is approved pursuant to the provisions of Section 1073 or 1083 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares or the class or series of stock of the constituent corporation, and shall include in such notice a copy of this section; provided, if the notice is given on or after the effective date of the merger or consolidation, the notice shall be given by the surviving or resulting corporation to all the holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or restarting corporation the appraisal of the holder’s shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder’s shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

a.	each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

b.	the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided; if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

E:	Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within ten (10) days after the shareholder’s written request for a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

F.	Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after service, shall file, in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

G.	At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

H.	After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding; the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

I.	The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court’s decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

J.	The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

K.	From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to an appraisal shall cease; provided further, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

L.	The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Laws 1986, c:. 292, § 91, eff. Nov. 1, 1986; Laws 1987, c. 146, § 7, operative Nov.. 1, 1987; Laws 1988, c. 323, § 19, eff. Nov. 1, 1988; Laws 1990, c. 328, § 6, eff.,Sept. 1; 1990; Laws 1998, c. 422, § 21, eff. Nov. 1, 1998.

INTERWEST MEDICAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

Annual Meeting Proxy Card

     The undersigned, a stockholder of InterWest Medical Corporation, an Oklahoma corporation (the “Company”), hereby appoints Arch B. Gilbert, as proxy, agent and attorney for the undersigned, with full power of substitution, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held at 10:00 o’clock A.M. (Fort Worth, Texas time) on Wednesday, December 20, 2004, at 3221 Hulen Street, Suite C, Fort Worth, Texas 76107-6193.

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominee.

	FOR	AGAINST	ABSTAIN
Arch B. Gilbert	☐	☐	☐

B.	Proposal

The Board of Directors recommends a vote FOR the following proposals:

		FOR	AGAINST	ABSTAIN
2.	To adopt the Plan To Terminate Registration under the Securities Exchange Act of 1934	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To adopt a proposal to amend the Company’s Certificate of Incorporation in order to effect a Reverse stock split of 1 for 5,000 shares	☐	☐	☐

4.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be treated as an abstenstion.

Date:	,2004

IMPORTANT

     Please sign this Proxy exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please so indicate. Each joint owner is requested to sign. Any stockholder present at the meeting may, nevertheless, vote personally on all matters with respect to which he is entitle to vote.